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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):   February 20, 1997


          WINDSOR PARK PROPERTIES 3, A CALIFORNIA LIMITED PARTNERSHIP
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             (Exact name of registrant as specified in its charter)

    California                   0-15699                     33-0115651
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 (State or other             (Commission File               (IRS Employer
  jurisdiction of                 Number)                Identification No.)
  incorporation)



              120 W. Grand Avenue, Suite 202, Escondido, CA   92025
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      (Address of principal executive offices)              (Zip Code)

   Registrant's telephone number, including area code:     (619) 746-2411
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Item 2.  Acquisition or Disposition of Assets
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On February 20, 1997, Windsor Park Properties 3 (the Partnership) purchased a
29% interest in the Apache East Estates and Denali Park Estates manufactured home communities located in Apache Junction, Arizona. The remaining interests in the Communities were acquired by affiliated entities. The Communities are in good condition, and the Partnership intends to hold them as a medium-term (four to six year) investment. During the investment period the Partnership intends to continue to operate the Communities as manufactured home communities.

Apache East is situated on 16 acres of land and was developed around 1982. The community contains 123 manufactured home spaces, and amenities include a clubhouse, swimming pool and spa. Denali Park is situated on 33 acres of land and was developed around 1979. The community contains 162 manufactured home spaces, and amenities include a clubhouse, swimming pool and spa. All assets acquired will continue to be used in the operations of the Communities. The General Partners anticipate expending $15,000 for various capital improvement and maintenance projects over the next 12 months. It is the opinion of the General Partners that the Communities are adequately insured.

The total cost of the Communities was approximately $5,183,000 ($5,150,000 paid to the sellers and other costs of $33,000). The Partnership's cost of its interest in the Communities was approximately $1,503,100 ($1,493,500 paid to the sellers and other costs of $9,600). The purchase prices were negotiated through arms-length bargaining processes with the sellers. Apache East was acquired from Apache East Estates M.H.P., an Arizona general partnership and Denali Park was acquired from Denali Park Estates M.H.P., an Arizona general partnership. The registrant's General Partners are not affiliated with the sellers of the Communities.

In connection with the purchase, the Partnership and the affiliated buyers of the Communities obtained a $3,040,000 mortgage loan. The loan, which is collateralized by the Communities, initially bears interest at a fixed rate of 8.375%. In March 2000 and March 2003, the interest rate adjusts to the yield on the three year Treasury Note plus 2.2%. The loan is due in March 2006.

The Communities' manufactured home spaces are rented to tenants on a month-to-month basis, and current base rental rates average $209 per month. The Communities are located near several other manufactured home communities with comparable base rental rates.

The Communities are currently 73% occupied and have been approximately 70% occupied for the past three years. Other manufactured home communities in the immediate area are approximately 97% occupied.

Other material factors considered by the General Partners in assessing the Communities include ad valorem taxes for the 1996 tax year which totaled $39,600 ($17.63 per $1,000 full cash value) and utility rates which are expected to increase 4% per year.

The sources of funds for this acquisition were financing proceeds from investment properties already owned by the Partnership and the mortgage loan obtained as described above.

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Item 7.   Financial Statements, Proforma Financial Information and Exhibits
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   (a)(b) Financial Statements and Proforma Financial Information
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          It was impractical to provide the required financial statements and proforma financial information at the time of filing the Form 8-K. It is anticipated that all financial information will be filed on Form 8K/A by April 30, 1997.

     (c)  Exhibits
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          10) -  Material Contracts

                 a)   Apache East Estates Mobile Home Park
                      Purchase and Sale Contract
                      Dated November 8, 1996

                 b)   Denali Park Estates Mobile Home Park
                      Purchase and Sale Contract
                      Dated November 8, 1996

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                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  WINDSOR PARK PROPERTIES 3
                             (A California Limited Partnership)
                             ----------------------------------
                                       (Registrant)



                              By  /s/ JOHN A. COSEO, JR.
                                  -----------------------------------
                                  JOHN A. COSEO, JR.
                                  General Partner


Date:  March 5, 1997